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                                                                    Exhibit 10.1
   AMERITRUCK
DISTRIBUTION CORP.                                    NEWS FOR IMMEDIATE RELEASE
301 COMMERCE ST., SUITE 1101, FORT WORTH, TX 76102    TELEPHONE:  (817) 332-6020


       AMERITRUCK DISTRIBUTION CORP. FILES VOLUNTARY CHAPTER 11 PETITION

               DAY-TO-DAY OPERATIONS OF SPECIALIZED CARRIER AND
                       REGIONAL LTL GROUPS NOT AFFECTED

     FORT WORTH, TEXAS, NOVEMBER 9, 1998....AMERITRUCK DISTRIBUTION CORP.
reported today that it and its subsidiaries, including: AmeriTruck Equipment Corp.; AmeriTruck Logistics Services, Inc.; AmeriTruck Refrigerated Transport, Inc.; CMS Transportation Services, Inc.; KTL, Inc.; Scales Transport Corporation; Scales Leasing Company, Inc.; W&L Services Corp.; W&L Motor Lines, Inc.; AmeriTruck Operations Services, Inc.; Best Way Motor Lines, Inc., Pro-Trans Services, Inc.; and Ameri-Truck, LTD, Inc., filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court in the Northern District of Texas.

     Company officials said that in September, 1998 it retained Price Waterhouse Coopers L.L.P. to assist it in formulating and implementing an operating plan and also engaged the investment banking firm, CKM Capital L.L.C., to assist the Company in addressing its liquidity and capital structure issues. As a result of an exhaustive strategic and operational analysis completed by the Company and its advisors, the Company has sought approval from the Bankruptcy Court to liquidate its AmeriTruck Refrigerated Transport, Inc. "ART" business unit. If approved by the Court, the Company will liquidate the assets of ART, and use the proceeds to reduce its debt load. The Company also said that in order to continue to service some of its long-standing customers that require refrigerated transport services, it would transition certain refrigerated business to other sister companies under the AmeriTruck umbrella.

     Michael L. Lawrence, AmeriTruck Chairman and CEO said, "Our primary objective is to work in the best interest of our customers, employees and creditors. While we are not pleased to seek Chapter 11 relief, we think this action provides us with the best opportunity to develop a plan to stabilize AmeriTruck's operating performance by completing additional restructuring initiatives, including exiting unprofitable business segments. We will now have the opportunity to take further actions to streamline our operations and bring expenses in line with revenues."

     "There were a number of factors that led to our decision to seek protection. While our Specialized Carrier and Regional LTL Groups are generating positive contributions to operating earnings, our AmeriTruck Refrigerated Transport business unit has continued to sustain operating losses. We have completed a number of restructuring initiatives in the last year to improve the performance at ART, however, we have been unsuccessful in our turnaround efforts. Severe competitive pressures coupled with higher than anticipated operating expenses continue to negatively impact ART."

     "During the past three years, AmeriTruck has funded its acquisition growth strategy largely through debt. Consequently, the Company has operated with a highly leveraged capital structure. In recent months, as a result of the weak performance posted by ART and AmeriTruck's significant debt servicing requirements, the Company has experienced severe liquidity problems."

     Lawrence said, "We regret the impact the decision to liquidate ART will have on our customers, employees, suppliers and other business partners. However, after a thorough analysis, we have determined
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that this is the best alternative to begin stabilizing the Company's operating performance and improve its capital structure."

     Lawrence emphasized that neither AmeriTruck employees nor customers in the business segments in which AmeriTruck plans to continue to operate should notice any difference in operations as a result of the filing. "In fact, the filing will give the Company the time it needs to develop a reorganization plan without sacrificing important customer services," said Lawrence.

     The Company said that it expected to cease operations of ART as soon as practicable and anticipated that the closing could affect up to 1,000 employees companywide. AmeriTruck has retained the Dallas firm of Neligan & Averch L.L.P. as local bankruptcy counsel and intends to retain Milbank, Tweed, Hadley & McCloy, as Special Bankruptcy Counsel.

     AmeriTruck Distribution Corp., headquartered in Fort Worth, Texas is the parent company of W&L Services Corp., Hickory, NC; AmeriTruck Refrigerated Transport, Inc. and CMS Transportation Services, Inc., Atlanta, GA; Scales Transport Corporation and AmeriTruck Logistics Services, Inc., Gainesville, GA; and KTL, Inc., Largo, FL. Operating in specialized segments of the transportation services industry, these companies serve customers with special needs including time-sensitive delivery, special handling, unconventional pick-up and delivery times, in-house logistics services, dedicated fleets and temperature control. The Company employs approximately 2,400 full-time and part-time associates.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements made in this press release that are not historical facts may be deemed forward-looking statements, and, as such, are subject to certain risks and uncertainties. Actual results may differ materially from those anticipated as a result of these certain risks and uncertainties, including, but not limited to, the ability of the Company to complete a Chapter 11 reorganization plan, to negotiate satisfactory terms with lenders, vendors and creditors, to obtain court approval of post-petition financing. In addition, further deterioration of the Company's financial performance, adverse change in the Company's ongoing business relationships with customers, vendors and suppliers and adverse economic conditions could impact the Company's ability to successfully develop a reorganization plan. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-k for the year ended December 31, 1997, and the Company's report on Form 10-q for the quarters ended March 31, 1998 and June 30, 1998. Copies of these filings may be obtained by contacting the Company or the SEC.

MEDIA/INVESTOR CONTACTS: AT THE COMPANY: KENNETH H. EVANS, JR., CFO (817) 332-6020 OR MELODYE DEMASTUS, MELROSE CONSULTING (614) 529-4497.

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